REVISED
                        ADVISORY AND SERVICING AGREEMENT

     This Advisory and Servicing Agreement (this "Agreement") is entered into as of October 27, 1999, by and between Burton Feinerman. having his/hers principal place of business at 9410 W. Broadview Drive, Miami, FL 33154-1924(the "Client") and J. Thomas Howard, LTD, a Missouri LLC, having its principal place of business at 301 West Armour Blvd. Suite 1000, Kansas City, MO 64111 ("JTHL")
                                   WITNESSETH:

A. The Client intends to have JTHL establish a publicly held corporation (WEBMEDICALSERVICES.COM, Inc. established in the state of Nevada) to be traded on the OTC Bulletin Board, more specifically described on Exhibit A attached hereto and incorporated herein by this reference (the "Public Corporation"), which Public Corporation will be in the business of operating on-line medical services and owning and operating medical facilities through the United States

B. JTHL, through its management and staff, is experienced in the areas of starting up publicly held companies to be traded on the OTC Bulletin Board, and possesses adequate personnel and contacts to advise and perform certain other services for the Client with regard to the organization of the Public Corporation.

C. The Client desires to avail himself/herself of the experience, advice and assistance of JTHL and to have JTHL undertake the duties and responsibilities hereinafter set forth.

D. JTHL is willing to render such services for the compensation and in accordance with the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.     ENGAGEMENT:  Client  hereby engages JTHL and JTHL hereby agrees to render
       ----------
advisory and other services for the Client, to the best of its ability, including, without limitation, the following:
(a) assisting and advising the Client with regard to the corporate structure of the Public Corporation, including, without limitation, providing Articles of Incorporation, Bylaws, organizational corporate minutes; necessary business licenses; obtaining transfer agent, printing and distribution of stock certificates (the "Corporate Services")
(b) assisting in obtaining appropriate audited financial statements and tax returns, if required (the "Corporate Services"); and
(c) assisting the Client in preparing an Offering Memorandum under Section 504 of the Securities Exchange Act, together with all ancillary documentation, including, without limitation, Form D; Form 10SB; 15c2-11 filing; SB-2 SEC Stock Registration; obtaining a trading symbol and CUSIP number for the Public
Corporation; Blue Sky in the states of initial shareholders ("Securities Services").

Notwithstanding the foregoing, JTHL will not be required by the Client to take any action or perform any services for which it must be registered with or licensed by the Securities Exchange Commission, any State Bar association or any state's securities commission.


                              Exhibit 6 (1) Page 1

2.     TERM
       ----

(a)     SEC  SUBMITTAL  PERIOD
        ----------------------

Subject to the provisions of Section 2(c) hereof, JTHL agrees to have completed, or cause to be completed, all forms and documentation to be submitted to the SEC on behalf of the Public Corporation within ninety (90) days of the date hereof. Provided further that the Client has timely provided JTHL with necessary information to perform the services required hereunder. JTHL further agrees to diligently respond to any comments or concerns raised by the SEC on behalf of the Public corporation with respect to said forms and documentation, and prepare any supplemental filings, which may be required by the SEC on behalf of the Public Corporation.

(b)     NASD  SUBMITTAL  PERIOD
        -----------------------

Subject to the provisions of Section 2 (c) hereof, within thirty (30) days after receipt of all necessary approval from the SEC, JTHL agrees to complete, or cause to be completed, all forms and documentation to be submitted to NASD on behalf of the Public Corporation.
(c) Notwithstanding the foregoing, the Client acknowledges and agrees that JTHL makes no guaranty or representation with respect to the timing of any regulatory agency approval In addition, the Client acknowledges and agrees that the rules and regulations of the SEC, NASD and other regulatory agencies are subject to change, and JTHL reserves the right, in its sole discretion, to adjust the SEC Submittal Period and/or the NASD Submittal Period accordingly. JTHL will immediately notify the Client in writing upon a determination of an adjustment to the SEC Submittal Period and/or NASD Submittal Period and the reasons therefore.

3.     THIRD  PARTY PROFESSIONALS: The parties hereto acknowledge and agree that
       --------------------------
in order to provide the Corporate Services, the Financial Services and the Securities Services, it will be necessary for JTHL to engage third party professionals, including, without limitation, attorneys, corporation services and accountants ("Third Party Professionals"). JTHL shall be responsible for the payment of all Third Party Professionals and Expenses.

4.     COMPENSATION:
-------------------

(a) As compensation for all services rendered by JTHL under this Agreement, the Client shall pay JTHL a total of Fifty Five Thousand Dollars ($55,000) in the following sums, in immediately available funds by bank wire transfer or cashier check:

(i) Twenty Thousand Dollars ($20,000) upon signing of this agreement: and (PAID)
(ii) Five Thousand Five Dollars ($5,000) upon completion of the 504 Reg. D offering Memorandum, and filing of the Form D with the SEC: and (PAID)
(iii) Five Thousand Dollars ($5,000) upon contracting with the Transfer Agent and printing and issuing stock certificates: and
(iv) Two Thousand Five Hundred Dollars ($2,500) upon submittal of financial records to the CPA for audit: and
(v) Two Thousand Five Hundred Dollars ($2,500) upon submittal of Form 10 Registration paper work to legal counsel for review: and
(vi) Five Thousand Dollars ($5,000) upon submittal of Form 10 Registration to the SEC: and
(vii) Five Thousand Dollars ($5,000) upon completion and filing of the 15c2-11 with the NASD and:


                              Exhibit 6 (1) Page 2

(viii) Ten Thousand Dollars ($10,000) upon notice from NASD of effective trading date that the stock will be publicly traded on the OTC Bulletin Board.

(b) Notwithstanding the foregoing, the Client acknowledges and agrees that the rules and regulations of the SEC, NASD and other regulatory agencies are subject to change, and JTHL reserves the right, in its discretion, to adjust the Compensation set forth in Section 4 (A) in the event that any such change requires additional responsibility, time or expense to JTHL hereunder. JTHL will immediately notify the Client in writing upon determination of such an adjustment and the reasons therefore.

(c) All invoices hereunder shall be due and payable upon receipt by the Client. In the event that payment is not received by JTHL within five days (5) after receipt by the Client of the invoice, the Client shall be in default hereunder. Upon the occurrence of a payment default, JTHL shall have the following remedies:

(i) JTHL may terminate this Agreement by providing written notice of said termination to the Client. In the event that JTHL terminates this Agreement as herein provided, JTHL shall be entitled to the following as liquidated damages;

(a) all funds previously paid to JTHL by the Client pursuant to the terms of the Agreement; and

(b) the Client shall assign to JTHL all of his/hers right, title and interest in and to the Public Corporation as of the date of termination of this Agreement.

(ii) In the event that JTHL determines not to terminate this Agreement pursuant to Section 4(c)(i) above, JTHL may continue its obligation pursuant to the terms of this Agreement, and require the Client to place all remaining funds due hereunder in an escrow account at an institution acceptable to JTHL, which escrow shall be paid to JTHL according to the compensation schedule set forth above; and

(iii)     JTHL  may  pursue  all  remedies  available to it at law or in equity.


5.     SHARES  HELD  IN  TRUST:  All  shares  of stock of the Public Corporation
       -----------------------
issued in the name of the Client or his/hers nominee shall be held in trust by JTHL pending payment by the Client of the compensation due JTHL here under.

5.     EXPENSES:  Except  as otherwise expressly indicated herein, JTHL shall be
---------------
reimbursed by the Client for all reasonable out-of-pocket expenses incurred by JTHL in obtaining services or products from any third party during the performance of its services hereunder ("Expenses"). The Client's obligation to reimburse JTHL pursuant to this subparagraph shall be subject to the presentation to Client by JTHL of an itemized account of such expenditures, together with supporting vouchers, in accordance with Client's policies as in effect from time to time.

6.     DEFAULT:  In  the  event  that the Client shall default in the payment of
--------------
any of the payments outlined in Paragraph 4 above, or if the Client fails to answer the attached CLIENT ATTESTATIONS truthfully, more specifically described on Exhibit B attached hereto and incorporated herein by this reference. JTHL, may, but shall not be obligated to, terminate this Agreement and retain all amounts paid to JTHL prior to said date of termination. In addition, the Client shall assign to JTHL, or its nominees, all of the Client's right, title and interest in the Public Corporation as of the date of termination.


                              Exhibit 6 (1) Page 3

7.     INDEPENDENT  CONTRACTOR: It is expressly agreed that JTHL is acting as an
------------------------------
independent contractor in performing its services hereunder. Client shall not pay any contributions to Social Security, unemployment insurance, federal or state withholding taxes, nor provide any other contributions or benefits, which might be expected in an employer-employee relationship.

8.     ASSIGNMENt:  This  Agreement  is  a  personal  one, being entered into in
-----------------
reliance upon and in consideration of the singular skill and qualifications of JTHL. JTHL shall therefore not voluntarily or by operation of law assign or otherwise transfer the obligations incurred on its part pursuant to the terms of this Agreement without the prior written consent of Client. Any attempted assignment or transfer by JTHL of its obligation without such consent shall be wholly void.

9.     MODIFICATION  OF AGREEMENT: This Agreement may be modified by the parties
---------------------------------
hereto  only  by  a  written  supplemental  agreement  executed by both parties.

10.     NOTICE:  Any notice required or permitted to be given hereunder shall be
--------------
sufficient if in writing, and if sent by registered or certified mail, postage prepaid, addressed as follows:

If  to  Client:      Burton  Feinerman
                     9410  W.  Broadview
                     Miami,  FL  33154-1924

If  to  JTHL:        J.  Thomas  Howard,  LTD
                     301  West  Armour  Blvd.  Suite  1000
                     Kansas  City,  MO  64111

With  a  copy  to:   McDowell,  Rice,  Smith  &  Gaar
                     605  West  47th  Street,  Suite  350
                     Kansas  City,  Missouri  64112
                     Attention:  R.  Pete  Smith

Or to such other address as the parties hereto may specify, in writing, from time to time.


11.     WAIVER  OF  BREACH:  This  waiver  by  either party of any breach of any
--------------------------
provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

12.     ARBITRATION:  Any  and all disputes and controversies arising out of, or
-------------------
in any manner relating to permanent performance of this Agreement which cannot be settled by an agreement between the parties hereto, shall be submitted to and settled by arbitration in the state of Missouri in accordance with the rules of the American Arbitration Association, and judgement upon any arbitration award may be entered in any court having jurisdiction.

13.     TITLES:  The  titles  of  the  Sections  herein  are  for convenience of
--------------
reference  only  and  are  not  to  be  considered in construing this Agreement.

14.     GOVERNING  LAW:  This  Agreement  has been executed and delivered in the
-----------------
State of Missouri and its interpretation, validity and performance shall be construed and enforced in accordance with the laws of such State.

15.     SEVERABILITY:  If  any provision of this Agreement or the application of
--------------------
any provision to any person or circumstances is held invalid or unenforceable, the remainder hereof and the application of the remainder hereof to other persons or circumstances shall remain valid and enforceable.


                              Exhibit 6 (1) Page 4

16.     INDEMNIFICATION:  The  parties hereto hereby remise, release and forever
-----------------------
discharge the other and their respective officers, directors, agents, servants, employees, attorneys, subsidiaries, affiliates, successors, assigns and any firm, organization, corporation, partnership, entity or person liable by, through, under or on behalf of them, from any and all liability, actions, contracts, indebtedness, obligations, claims, causes of action, suits, damages, demands, costs and expenses whatsoever, of every kind and nature, known or unknown, disclosed or undisclosed, whether or not known or contemplated, whether in law or in equity, arising out of any act, omission or transaction that has happened, occurred or arisen prior to and including the date of this Agreement. Further, the parties hereto hereby agree to indemnify and hold harmless the other and their respective agents, employees, directors and officers from and against any and all liability, loss, cost, damage, claim, counterclaims, actions and causes of action and all costs and expenses related thereto (including but not limited to attorneys' fees and court costs) that the other and/or its agents, employees, directors and officers have now incurred or may hereafter suffer or incur arising out of or in any way related to the execution of this Agreement and the performance by it of its functions under this Agreement.

17.     BINDING  AGREEMENT: This Agreement shall be binding upon and shall inure
--------------------------
to the benefit of the respective legal representatives, successors and assigns of the parties hereto.

18.     ENTIRE  AGREEMENT:  This  Agreement  contains the entire contract of the
-------------------------
parties with respect to the subject matter hereof and supersedes all agreements and understandings between the parties concerning the subject matter hereof.

19.     TRANSMISSION:  The transmission of this Agreement by fax, wire, telexes,
--------------------
or  mail  shall  be  deemed  a  legal  and  binding  transmission.


The parties hereto have executed this Agreement as of the date first above written.

                       Burton  Feinerman


                       By:  /S
                            Client

                            J.  Thomas  Howard,  LTD.


                       By:  /S
                            James  T.  Howard


                              Exhibit 6 (1) Page 5

                                    EXHIBIT A
                                   ATTACHMENT
                                       TO
                        ADVISORY AND SERVICING AGREEMENT

WEBMEDICALSERVICES.COM, Inc., of Nevada (Public Corporation) will be structured as follows:
     50,000,000  shares  authorized
     20,000,000  shares  issued  and  outstanding

Breakdown  as  follows:

   *  18,000,000  shares  to  Client  or  his/hers  assignees
       1,000,000  shares  to  be  divided  amongst  30-35  shareholders
       1,000,000  shares  to  JTHL  or  its assignees; 24 month non-dilutable 5%
(five)  position  to  be  maintained


If any additional shares are to be issued for any reason whatsoever during the first 24 months beginning upon the date of this Service Agreement, JTHL will be issued additional shares to constitute a 5% (five) ownership of the Client. The Client agrees to issue an irrevocable Corporate Resolution to attest to the above clause.

SERVICES  RENDERED:

A.     Nevada  corporation,  with  presence  of  business  in  Nevada
B.     Nevada  and  city  of  Reno  business  licenses
C.     Good  standing  certificate  from  the  state  of  Nevada
D.     Articles  of  Incorporation,  by-laws  and  minutes
E.     Seal  of  the  Corporation
F.     Certified  shareholder  list
G.     90%  controlling  block  of  stock in the names of the Client or his/hers assignees
H.     Federal  and  state  tax  returns,  if  required
I.     Form  ID  filed  with  the  SEC
J.     Electronic  SEC  filings  for  the  Corporation,  through  EDGAR
K.     EDGAR  Central  Index  Key  (CIK)  provided
L.     EDGAR  CIK  Confirmation  Code  (CCC)  provided
M.     EDGAR  Password  (PW)  provided
N.     EDGAR  Password  Modification  Authorization  Code  (PMAC)  provided
O.     Form  10SB  registration  prepared  and  filed  with  the  SEC
P. SB-2 SEC Registration for $4,000,000 dollars in free trading share at $1.00 per Share
Q.     Form  D  filed  with  the  SEC
R.     15c  2-11  filed  by  corporate  Broker/Dealer  with  the  NASD
S. 504 Reg. D Offering Memorandum, with legal opinion from legal counsel attesting to the condition and validity of the Client and offering
T.     Transfer  Agent  selected,  and  shares  printed
U. Legal counsel opinion letter to Transfer Agent covering states that the Client can issue stock in
V.     CUSIP  #
W.     Trading  symbol
X.     Audited  financial  statements
Y. Financial statements filed with Standard & Poor (secondary market blue sky in over 35 states)
Z.     Primary  market  Blue  Sky  filing  in  states  of  first  shareholders
AA.    All  legal  work  to  accomplish  this  goal
BB. Consulting services provided for 60 days at no additional charge to assist in the understanding of the public arena


                              Exhibit 6 (1) Page 6

*THE 90% CONTROLLING (18,000,000 SHARES) BLOCK OF STOCK ISSUED TO THE CLIENT OR HIS/HERS ASSIGNEES WILL BE LEGENDED BY THE TRANSFER AGENT AND HELD IN TRUST BY J THOMAS HOWARD LTD UNTIL J THOMAS HOWARD LTD IS PAID IN FULL. J THOMAS HOWARD LTD SHALL HAVE ALL VOTING RIGHTS OF THESE SHARES UNTIL J THOMAS HOWARD IS PAID IN FULL. THE CLIENT AGREES THAT HE/SHE OR HIS/HERS ASSIGNEES CANNOT AND WILL NOT ISSUE ANY ADDITIONAL SHARES UNTIL J. THOMAS HOWARD LTD HAS BEEN PAID FULL.

J.  Thomas  Howard  LTD


/S
James  T.  Howard


Client.


/S
Burton  Feinerman


                              Exhibit 6 (1) Page 7

                                    EXHIBIT B

                               CLIENT ATTESTATIONS
                                   ATTACHMENT

                                       TO

                        ADVISTORY AND SERVICING AGREEMENT


Please answer the following questions in full: (use a separate sheet of paper for explanations, if necessary)

1) Have you been convicted, within the past ten years, of any misdemeanor involving a security or any aspect of the securities business or any felony? NO

2) Have you been permanently or temporarily enjoined by any court of competent jurisdiction from engaging in or continuing any conduct or practice involving any aspect of the securities business? NO

3) Are you the subject of an order of the commissioner denying, suspending, or revoking registration? NO

4) Are you the subject of an adjudication or determination, after notice and opportunity for hearing, within the past ten years by a securities or commodities agency or administrator of another state or a court of competent jurisdiction that the person has willfully violated the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Advisers Act of 1940, the Investment Client Act of 1940 or the Commodity Exchange Act, or the securities or commodities law of any other state NO

5) Have you engaged in dishonest or unethical practices in the securities business? NO

6) Have you been denied the right to do business in the securities industry, or any respective authority to do business in the securities industry has been revoked any other state, federal or foreign governmental agency or self-regulatory organization for a cause, or is the subject of a final order in a criminal action for securities or fraud related violations of the law of any state, federal, or foreign governmental unit, or within the last ten years have you been the subject of a final order in a civil, injunctive or administrative action for securities or fraud related violations of the law of any state, federal or foreign governmental unit.? NO

7) Is/Are there any bankruptcy petition(s) filed by or against any business of which you were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time? NO

8) Do you have any conviction(s) in a criminal proceeding or are you being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses)? NO

9) Are you subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting your involvement in any type of business, securities, or banking activities? NO

10) Have you or are you being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgement has not been reversed, suspended, or vacated? NO


                              Exhibit 6 (1) Page 8

By signing and answering this document, I hereby attest to the validity and truthfulness of my answers. I understand the SEC has regulations and rules regarding the involvement of certain legal proceedings of any director, person nominated to become a director, executive officer, promoter, or control person of the small business issuer, and I acknowledge that the answers or he omission of answers given on this form can and may cause the SEC to deny registration on the basis of the information they may find through public and private records. If the SEC denies registration based on previous or current legal involvement or any other detrimental information regarding my background, I hereby release J Thomas Howard, LTD., of its contract dated October 27, 1999, and I will be in default of the contract, as specified in Paragraph 7 (Default) of the contract. This will allow J. Thomas Howard, LTD., to retain and keep any and all money paid to J. Thomas Howard, LTD to date. I will also resign and sign over the Corporation formed by J. Thomas Howard, LTD to J. Thomas Howard, LTD or its assignee(s).



Dated  this  27th  day  of  October,  1999.


/S  Burton  Feinerman
Signature


___Dr.  Burton  Feinerman____________________________________
   ----------------------
Please  Print  Name


___9410  Broadview___________________________________________
   ---------------
Please  Print  Address


___Miami,  FL  33154_________________________________________
   -----------------
Please  Print  City,  State,  Zip


                              Exhibit 6 (1) Page 9